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                                 EXHIBIT 21


                         SUBSIDIARIES OF COMPUSA INC.


1.     CompUSA Stores L.P., a Texas limited partnership.

2.     Computer City, Inc., a Delaware corporation.

3.     CompTeam Inc., a Delaware corporation.

4.     CompUSA Management Company, a Delaware business trust.

5.     CompUSA Holdings I Inc., a Delaware corporation.

6.     CompUSA Holdings II Inc., a Delaware corporation.

7.     CompUSA Holdings Company, a Delaware business trust.

8.     PCs Compleat, Inc., a Delaware corporation.